UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 7, 2006

AVOCENT CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-30575	91-2032368
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4991 CORPORATE DRIVE	HUNTSVILLE, AL 35805
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (256) 430-4000

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 7, 2006, Avocent Corporation (“Avocent”) entered into a Put Option Agreement with Zhuo “Joe” Wang, the President and Chief Executive Officer of LANDesk Group Limited (“LANDesk”), with respect to certain shares of Avocent Common Stock he acquired in connection with Avocent’s acquisition of all of the outstanding shares of LANDesk (the “Acquisition”).

Under the Put Option Agreement, Mr. Wang (or the Wang Family Trust) has a one-time, ten-day option or “put” to require Avocent to purchase, at a price per share of $28.21, any or all of the 502,354 shares of Avocent Common Stock Mr. Wang received in the Acquisition.  The time period during which Mr. Wang may exercise the put option will commence on the date on which Avocent pays the Contingent Cash Consideration (as defined in the Put Option Agreement) (the “earn-out”) to former LANDesk shareholders or, if there is no earn-out, on certain other dates.

The Put Option Agreement is incorporated herein by reference and is filed as Exhibit 99.28 hereto.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description of Exhibit
99.28	Put Option Agreement dated September 7, 2006, between Avocent Corporation and Zhuo Wang

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVOCENT CORPORATION

Date: September 11, 2006

	By:	/s/ Edward H. Blankenship
Edward H. Blankenship
Senior Vice President of Finance, Chief Financial Officer
and Assistant Secretary

EXHIBIT INDEX

Exhibit	Description
99.28	Put Option Agreement dated September 7, 2006, between Avocent Corporation and Zhuo Wang